UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 9, 2007

GOLD HORSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China 010030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   86 (471) 339-7999

Speedhaul Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01	Other Events.

On October 29, 2007 Speedhaul Holdings, Inc. filed a Certificate of Domestication and Articles of Incorporation with the Secretary of State of Florida which result in the domestication of the company in Florida under the name “Gold Horse International, Inc.” These actions, which were approved by our Board of Directors and did not require stockholder consent, will be effective at close of business on November 9, 2007. In conjunction therewith, we increased the number of shares of our authorized common stock from 100,000,000 shares to 300,000,000 shares; there was no change in the par value of the common stock or in the number of authorized shares of preferred stock.

Effective with these actions, the new CUSIP number for our common stock is 38060U 100. The change in our trading symbol on the OTC Bulletin Board is pending and we will issue a press release at such time as the new symbol has been assigned. These actions did not effect the issued and outstanding common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.5	Certificate of Domestication as filed with the Secretary of State of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: November 13, 2007	By:	/s/ Adam C. Wasserman
Adam C. Wasserman,
Chief Financial Officer